Exhibit 99.1

Atara Biotherapeutics Announces Second Quarter 2023 Financial Results and Operational Progress

Discussions With FDA Progressing on Potential BLA Submission for Tab-cel®With Meeting Scheduled To Resolve Remaining Topic of Comparability

ATA188 Phase 2 EMBOLD Study Primary Analysis and Communication Will Now Occur in Early November To Include the Last Patient Visits From More Than 90 Patients

IND Cleared for Atara's First Allogeneic CAR T, ATA3219, in Relapsed/Refractory B-Cell NHL

THOUSAND OAKS, Calif.—August 8, 2023—Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported financial results for the second quarter 2023, recent business highlights and key upcoming catalysts.

“We are pleased to announce IND clearance for ATA3219, our first allogeneic CAR-T cell product candidate expected to enter the clinic in the coming months as a potential best-in-class treatment for patients with certain B-cell malignancies,” said Pascal Touchon, President and Chief Executive Officer of Atara. “Building on this momentum, our discussions with FDA and potential commercial partners for tab-cel in the U.S. are progressing well and we are excited to soon conduct the primary analysis of the EMBOLD Phase 2 study in progressive MS, with clinical and biomarker data from more than 90 patients.”

Tabelecleucel (tab-cel® or EBVALLOTM) for Post-Transplant Lymphoproliferative Disease (PTLD)

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Continued productive discussions between Atara and FDA have addressed outstanding chemistry, manufacturing, and controls (CMC) questions. A meeting is scheduled to resolve the remaining topic of comparability between clinical and intended commercial process versions which should provide clarity on timing for a potential BLA submission
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Following significant levels of engagement, discussions with potential U.S. commercialization partners are advancing
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Patients in Europe are now receiving treatment with EBVALLO in the commercial setting, as Pierre Fabre is progressively launching on a country-by-country basis
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Atara is investigating label expansion opportunities with its ongoing Phase 2 multi-cohort study with initial data expected in Q4 2023

ATA188 for Progressive Multiple Sclerosis (MS)

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Atara plans to communicate data from the primary analysis of the double-blind placebo-controlled Phase 2 EMBOLD study in progressive MS in early November
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This communication will include data from more than 90 patients, covering the primary endpoint of confirmed disability improvement (CDI) based on expanded disability status scale (EDSS) at 12 months, other clinical endpoints, and additional biomarkers
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In addition, the Company anticipates sharing longer-term results for patients that have completed study visits beyond the 12-month primary endpoint
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Atara will present new biomarker analyses from its ongoing Phase 1 trial of ATA188 at the International Society of Neuroimmunology (ISNI) congress taking place August 20-24. The data show ATA188-treated patients who achieved CDI by EDSS exhibited reduced accumulation of plasma Glial Fibrillary Acidic Protein (GFAP), a potential biomarker of disease progression in MS. Additionally, a novel application of TCRβ-sequencing allowed for detection of ATA188-derived EBV-specific TCRβ clonotypes in patients

ATA3219: Allogeneic CD19 CAR T for Various Indications

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A Phase 1 study in relapsed/refractory B-cell non-Hodgkin’s lymphoma (NHL) is expected to start in the coming months following Atara’s receipt of a Safe to Proceed letter from FDA in response to an Investigational New Drug Application (IND) submitted for ATA3219. ATA3219 is an allogeneic CD19-1XX CAR+ EBV T cell immunotherapy that incorporates multiple clinically validated technologies designed for T-cell memory, robust expansion and persistence, and potent anti-tumor efficacy
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A large unmet medical need remains for CD19-directed CAR T products that can be reliably manufactured at scale, are available in advance of patient need, and are enabling more complete and durable responses with favorable safety

Second Quarter 2023 Financial Results

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Cash, cash equivalents and short-term investments as of June 30, 2023, totaled $153.6 million, as compared to $205.4 million as of March 31, 2023
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Net cash used in operating activities was $52.8 million for the second quarter 2023, as compared to $64.0 million in the same period in 2022
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Atara believes that its cash and investments as of June 30, 2023, will be sufficient to fund the Company’s planned operations into second quarter 2024
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Atara reported a net loss of $71.1 million, or $0.68 per share for the second quarter 2023, as compared to net income of $18.5 million, or $0.18 per share for the same period in 2022. Second quarter 2022 net income included $50.9 million of deferred revenue recognized due to the termination of the Bayer Collaboration Agreements and a gain on the sale of the ATOM facility of $50.2 million.
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Total costs and operating expenses include non-cash stock-based compensation, depreciation and amortization expenses of $13.8 million for the second quarter 2023, as compared to $15.6 million for the same period in 2022
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Research and development expenses were $56.1 million for the second quarter 2023, as compared to $64.9 million for the same period in 2022
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Research and development expenses include $7.2 million of non-cash stock-based compensation expenses for the second quarter 2023 as compared to $7.9 million for the same period in 2022
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General and administrative expenses were $13.3 million for the second quarter 2023, as compared to $18.8 million for the same period in 2022
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General and administrative expenses include $5.4 million of non-cash stock-based compensation expenses for the second quarter 2023, as compared to $6.2 million for the same period in 2022

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions, including multiple sclerosis, that can be rapidly delivered to patients within days. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile Epstein-Barr virus (EBV) T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases, in addition to next-generation AlloCAR-Ts designed for best-in-class opportunities across a broad range of non-EBV-associated liquid and solid tumors. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) dialogue with the FDA regarding a potential BLA submission for tab-cel (2) tab-cel clinical trials, and the occurrence, timing and outcome of Atara’s interactions and discussions with the FDA regarding a BLA submission for tab-cel; (3) the potential submission of a BLA for tab-cel; (4) the timing and progress of ATA188, including data and analyses from the EMBOLD study and the timing of when such data will be received and communicated; (5) the timing and progress of Atara’s CAR T programs, including the timing of the start of any clinical trials, and the safety and efficacy of product candidates emerging from such programs, including ATA3219; (6) Atara’s cash runway; (7) Pierre Fabre’s activities relating to the commercialization of Ebvallo™ in Europe and the timing thereof; and (8) the status of discussions with potential U.S. commercialization partners for tab-cel and the potential timing of such a transaction if such a transaction were to occur. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; the COVID-19 pandemic and the war in Ukraine, which may significantly impact (i) our business, research, clinical development plans and operations, including our operations in Southern California and Denver and at our clinical trial sites, as well as the business or operations of our third-party manufacturer, contract research organizations or other third parties with whom we conduct business, (ii) our ability to access capital, and (iii) the value of our common stock; the sufficiency of Atara’s cash resources and need for additional capital; and other risks and uncertainties affecting Atara’s and its development programs, including those discussed in Atara’s filings with the Securities and Exchange Commission , including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Financials

Atara Biotherapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$45,898	$92,942
Short-term investments	107,744	149,877
Restricted cash	146	146
Accounts receivable	507	40,221
Inventories	7,861	1,586
Other current assets	10,164	10,308
Total current assets	172,320	295,080
Property and equipment, net	5,349	6,300
Operating lease assets	62,195	68,022
Other assets	6,575	7,018
Total assets	$246,439	$376,420

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,138	$6,871
Accrued compensation	12,556	17,659
Accrued research and development expenses	20,737	24,992
Deferred revenue	11,949	8,000
Other current liabilities	25,172	21,394
Total current liabilities	74,552	78,916
Deferred revenue - long-term	75,565	77,000
Operating lease liabilities - long-term	51,754	58,064
Liability related to the sale of future revenues - long-term	32,091	30,236
Other long-term liabilities	5,023	5,564
Total liabilities	$238,985	$249,780

Stockholders’ equity:
Common stock	10	10
Additional paid-in capital	1,847,280	1,821,721
Accumulated other comprehensive (loss) income	(933)	(2,067)
Accumulated deficit	(1,838,903)	(1,693,024)
Total stockholders’ equity	7,454	126,640
Total liabilities and stockholders’ equity	$246,439	$376,420

Atara Biotherapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Commercialization revenue	$793	$—	$1,677	$—
License and collaboration revenue	164	51,579	506	58,893
Total revenue	957	51,579	2,183	58,893
Costs and operating expenses:
Cost of commercialization revenue	2,895	—	3,111	—
Research and development expenses	56,141	64,898	118,297	139,861
General and administrative expenses	13,335	18,813	27,207	39,384
Total costs and operating expenses	72,371	83,711	148,615	179,245
Loss from operations	(71,414)	(32,132)	(146,432)	(120,352)
Gain on sale of ATOM Facility	—	50,237	—	50,237
Interest and other income, net	307	361	576	476
Total other income, net	307	50,598	576	50,713
Income (loss) before provision for income taxes	(71,107)	18,466	(145,856)	(69,639)
Provision for income taxes	1	—	23	—
Net income (loss)	$(71,108)	$18,466	$(145,879)	$(69,639)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	304	(726)	1,134	(2,250)
Comprehensive income (loss)	$(70,804)	$17,740	$(144,745)	$(71,889)

Basic net eranings (loss) per common share	$(0.68)	$0.18	$(1.40)	$(0.69)
Diluted net earnings (loss) per common share	$(0.68)	$0.18	$(1.40)	$(0.69)

Weighted-average basic shares outstanding	105,091	101,601	104,533	101,166
Weighted-average diluted shares outstanding	105,091	101,866	104,533	101,166

CONTACTS:

Investors

Eric Hyllengren

805-395-9669

ehyllengren@atarabio.com

Media

Alex Chapman

805-456-4772

achapman@atarabio.com

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